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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) of Ask Jeeves, Inc. pertaining to the Ask Jeeves, Inc. 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan and 1999 Non-Qualified Equity Incentive Plan of our report dated February 7, 2001, except for Note 13, as to which the date is March 30, 2001, with respect to the consolidated financial statements and schedule of Ask Jeeves, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Walnut Creek, California
November 12, 2001

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS